UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEW ULM TELECOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2009

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. (the “Company”), a Minnesota corporation, will be held at Turner Hall, located at 102 South State Street, New Ulm, Minnesota, on Thursday, May 28, 2009 at 10:00 a.m. for the following purposes:

(1)	To elect three directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2012, or until his or her successor is elected;

(2)

To consider and vote upon a proposal to amend Article IV of the Company’s Articles of Incorporation to provide that the number of directors on the Board shall be no fewer than seven, but no more than nine.

(3)	To consider and vote upon a proposal to amend Article V of the Company’s Articles of Incorporation concerning director liability to update to reference the current statutes.

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on March 31, 2009, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 13, 2009

          TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Page

INFORMATION CONCERNING SOLICITATION AND VOTING	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	3

THE BOARD OF DIRECTORS AND COMMITTEES	4

NON-EMPLOYEE DIRECTOR COMPENSATION	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

EXECUTIVE COMPENSATION	9

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	13

REPORT OF AUDIT COMMITTEE	14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

PROPOSAL NO. 2: AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION TO PROVIDE THAT THE NUMBER OF DIRECTORS ON THE BOARD SHALL BE NO FEWER THAN SEVEN, BUT NO MORE THAN NINE	15

PROPOSAL NO. 3: AMENDMENT TO ARTICLE V OF THE ARTICLES OF INCORPORATION CONCERNING DIRECTOR LIABILITY TO UPDATE TO REFERENCE THE CURRENT STATUTES	16

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19

ANNUAL REPORT ON FORM 10-K	19

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING	19

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING	19

OTHER MATTERS	20

i

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 28, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of New Ulm Telecom, Inc. (the “Company”) for use at the Annual Meeting of Shareholders and any adjournment thereof to be held commencing at 10:00 a.m., local time, on Thursday, May 28, 2009, at Turner Hall, located at 102 South State Street, New Ulm, Minnesota.

          You may cast your vote by proxy as follows:

•

By Internet—Shareholders of record may vote using the Internet by voting at the website listed on the enclosed proxy card. Beneficial owners may vote by accessing the website specified on the voting instruction form provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

•

By telephone—Shareholders of record may vote by using the toll-free telephone number listed on the enclosed proxy card. Beneficial owners may vote by telephone by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

•

By mailing the proxy card—Shareholders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their brokers, trustees or nominees and mailing them in the enclosed pre-addressed envelope.

          All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with these specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted in favor of each proposal.

          The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

          The notice of annual meeting, this proxy statement and related proxy card are being mailed to shareholders on or about April 17, 2009.

Record Date and Outstanding Common Stock

          The Board of Directors has fixed the close of business on March 31, 2009, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. Only shareholders of record at the close of business on March 31, 2009 will be entitled to vote at the meeting. On that date, there were 5,115,435 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

          Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to the Chief Executive Officer (CEO) before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the CEO before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: Bill Otis, or hand-delivered to Mr. Bill Otis before the vote at the meeting.

Voting and Solicitation

          Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. However, shareholders have the right to cumulate votes in the election of directors, as described on page 4.

          The Company will pay the cost of this solicitation, including preparing, assembling and mailing the proxies and solicitation materials. The Company is soliciting proxies principally by mail. In addition, the directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse these persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

          The presence in person or by proxy of the holders of thirty-five percent (35%) of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

          If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of that matter.

          If a properly executed proxy that is returned by a broker holding shares in street name indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to those matters.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

          There are currently seven directors on the Board of Directors. Each director serves a three-year term. Three directors will be elected at the annual meeting. The Board of Directors has nominated and recommends for election the three persons named below. It is intended that proxies will be voted for these nominees. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

          The following table sets forth information, including business experience during the past five years, as to the nominees for election and as to the other directors. Information concerning beneficial ownership of the Company’s common stock, as of March 31, 2009 can be found on page 7. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a director or nominee. There are no familial relationships between any director or executive officer, except that the Chairman of the Board, Mr. James P. Jensen, is the brother-in-law of Mr. Gary Nelson, one of the Company’s other current directors whose term will be expiring at the annual meeting.

TERMS ENDING IN 2009AND
NOMINEES FOR TERMS ENDING IN 2012

ROSEMARY DITTRICH has served as a director since 1997. Ms. Dittrich, age 67, is a co-owner and Corporate Secretary of D & A Truck Line.

MARY ELLEN DOMEIER has served as a director since 1999. Ms. Domeier, age 67, currently serves as the Board Chair of Bank Midwest and retired in 2009 as Vice-Chair of the Board of American Artstone Company. Previously, Ms. Domeier served as the Executive Officer of New Ulm Area Catholic Schools from 2004 until her retirement in 2006. Prior to that, Ms. Domeier served as the CEO and Chair of Frandsen Bank & Trust until her retirement in 2003.

DENNIS MILLER, age 49, is currently owner of Mavericks Wireless, a telecommunications consulting firm. He currently serves on the Board of Coughlan Companies, Inc., a Mankato, Minnesota based publishing firm. Mr. Miller served as President and Chief Executive Officer for Midwest Wireless Holdings from 1995 until 2007, when the company was successfully sold to Alltel Wireless. Mr. Miller graduated from Minnesota State University with a degree in Business and in 1982, earned a Mini-MBA from the University of Minnesota. Mr. Miller has served on various boards for industry associations, including CTIA and RCA. He presently serves on the Board of Directors at Immanuel St. Joseph’s Hospital-Mayo Health System. Mr. Miller was the 2005 Ernst & Young Entrepreneur of the Year for Minnesota and the Dakotas.

TERMS ENDING IN 2010

JAMES JENSEN has served as a director since 1982 and as Chairman of the Board since 1999. Mr. Jensen, age 64, has been the President of Jensen Consulting, Inc. since 2003 and a business partner in J Longs Clothing since January 2008. Prior to that, Mr. Jensen served as a Marketing Consultant and Sales Representative for Kohls-Weelborg Dealerships from March 2003 until January 2004, and as the President of Jensen Clothing, Inc. until 2003. Mr. Jensen currently serves on the Board of Directors of Alliance Bank.

PERRY MEYER has served as a director since 1995. Mr. Meyer, age 54, is a farmer who raises corn, soybeans and hogs. Since 2003, Mr. Meyer has served as the Board Chairman of Heartland Corn Products, which owns and operates an Ethanol plant in Winthrop, MN. Mr. Meyer has previously served as the Lafayette Township Treasurer.

TERMS ENDING IN 2011

DUANE LAMBRECHT has served as a director since 1999. Mr. Lambrecht, age 62, has been the owner and CEO of Shelter Products, Inc. for more than five years. Mr. Lambrecht is currently serving as the President of the North American Building Material Distributors Association.

PAUL ERICK, CPA has served as a director since 2005. Mr. Erick, age 65, was an officer and shareholder of Olsen, Thielen & Co., Ltd. (a public accounting firm) until his retirement in August 2000.

In addition to the persons nominated for election as directors, Mr. Gary Nelson is currently a director whose term will end at the annual meeting. Mr. Nelson is retiring after 27 years of service and the Company wishes to express its gratitude.

Voting for Directors – Vote Required – Cumulative Voting

          For each share held, shareholders may cast one vote for each of the three directorships to be filled at this meeting. Each shareholder entitled to vote also has the right to vote shares on a cumulative basis in the election of directors by giving written notice of intent to do so to any officer of the Company before the meeting, or to the presiding officer at the meeting at any time before the election. If notice of this intent is given, the presiding officer at the meeting will announce, before the election of directors that shareholders will vote their shares on a cumulative basis by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast that shareholder’s votes for one candidate or may distribute the votes among any number of candidates.

If no shareholder provides notice of such intent, the nominees who receive the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting will be elected to serve on the Board of Directors. If any shareholder determines to vote on a cumulative basis and an individual other than the above-stated nominees has been nominated to serve as a director, then the three nominees who receive the largest number votes, taking into account cumulative voting, will be elected to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR.

THE BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors consists of seven members with staggered terms of three years. The Board holds regular monthly meetings and some special meetings. The Board has established an Audit Committee, Steering Committee, Compensation Committee, and Strategic Planning Committee performing the functions described below. The Board also had an Ad Hoc Governance Committee. The Chairman of the Board is an ex-officio member of all committees. The Board held 12 meetings in 2008.

All committees meet as required. Each director attended 75% or more of the Board meetings and applicable committee meetings.

          Audit Committee consists of Paul Erick, Chair, Mary Ellen Domeier and Gary Nelson. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the NASD’s listing standards. Each member of the Audit Committee is financially literate and at least one member of the Committee has accounting or related financial management expertise. The Board of Directors has determined that Mr. Paul Erick, the Chair of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as “audit committee financial expert” and is an independent director, pursuant to the standards set forth in the Company’s Corporate Governance Guidelines and the requirements under the Securities Exchange Act of 1934. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audit, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee’s Report is included on page 14 of this proxy statement. The Audit Committee had 15 meetings in 2008.

          Steering Committee consists of James Jensen, Chair, Duane Lambrecht, and Perry Meyer. This committee is responsible for the study and analysis of the Company’s financial needs and requirements and the evaluation of the future operations and needs of the Company. The Steering Committee had 4 meetings in 2008.

          Compensation Committee consists of Perry Meyer, Chair, Rosemary Dittrich and Duane Lambrecht. Its duties are to evaluate employee compensation and staffing. The Compensation Committee also makes appropriate recommendations concerning director compensation. This committee had 6 meetings in 2008.

          Strategic Planning Committee consists of Mary Ellen Domeier, Chair, Rosemary Dittrich and Gary Nelson. This committee is to serve as a catalyst in ensuring Company management and the Board of Directors engage in ongoing strategic thinking. This committee had 4 meetings in 2008.

Nominations

          The Company does not have a formal Nominating Committee or Nominating Committee Charter but as indicated below, used an Ad Hoc Governance Committee in connection with its selection of Mr. Miller as a nominee. The Company’s Board of Directors, which is comprised completely of independent directors as defined in Rule 4200(a)(15) of the NASD’s listing standards, functions as the Company’s Nominating Committee. To date, the Company feels that the full Board best represents the interests of the shareholders regarding nominations. However, the Company may appoint a Nominating Committee in the future if it deems it is appropriate.

          The Ad Hoc Governance Committee was appointed in February, 2008, for the purpose of reviewing the Company’s By-Laws, Articles of Incorporation and to assess the expertise of its current Board members. While the Board itself serves as the entity to screen nominee prospects, the Ad Hoc Governance Committee reviewed the prospective nominee resumes as to complementary skill sets in light of its assessment of current Board members. The Board (1) concurred with the Committee’s recommendation as to bringing forward Proposal Number Two as to an amendment to the Articles of Incorporation, allowing for a range of directors between seven and nine; (2) after reviewing resumes of all prospective nominees, weighing them against the selection criteria, which include: integrity, education, corporate governance experience, business experience, and understanding of the Company’s industry, the Board concurred with the Committee’s recommendation to propose Mr. Miller to the shareholders as its recommended nominee.

          It is the Board’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase the size of the Board. In order for a Director candidate to be considered for nomination at the Annual Meeting of Shareholders, the recommendation must be received by the Company as provided under “Shareholder Proposals for 2010 Annual Meeting,” on page 19.

Shareholder Communications with Board

          The Board of Directors has implemented a process by which Company shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of its directors may send a letter addressed to:

New Ulm Telecom, Inc.
27 North Minnesota Street
New Ulm, Minnesota 56073
Attention: Corporate Secretary (Board Matters)

          The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication, without first screening those communications.

          The Company encourages all of its directors and officers to attend the annual meeting of shareholders. All of the Company’s seven directors attended the 2008 Annual Meeting of Shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

          In 2008, the directors were paid an annual retainer of $16,800 and directors received $735 for each Board and Committee meeting they attended. In 2009, the directors will be paid a $16,800 annual retainer and $735 for each Board and Committee meeting they attend. In 2008, the Chairman of the Board, who is not an employee of the Company, received an additional annual retainer of $12,000. This annual retainer will be $12,000 in 2009. Also, in 2008, the Audit Committee Chair received an additional annual retainer of $5,000. This annual retainer will be $5,000 in 2009.

          On October 28, 2008, the Board of Directors adopted a policy of non-employee director compensation. Under the new policy, a director who serves at least three full terms (nine years) is entitled to receive as compensation three times the Board of Directors’ annual retainer that is in effect at the time of separation from the Board of Directors. A director who serves full terms beyond the initial three terms is entitled to receive additional compensation of one-half times the annual Board of Directors’ retainer in effect at the time of separation for each additional full term served, not to exceed three additional terms. Separation includes retirement, resignation, death, disability, or change of corporate ownership. This compensation to directors will be paid within sixty days of the director’s separation from the Board or at a time acceptable to both the Company and the separated director.

          The new policy replaces the Company’s previous director retirement policy, which provided that each director would receive $1,000 for each year of service to the Board with a maximum of $20,000 per director. The Company’s future obligations under the new policy at December 31, 2008 were $310,800. The Company developed the new policy with the assistance of an outside consultant in an effort to remain competitive in attracting and retaining quality outside Directors.

The following table shows the compensation paid to each of the Company’s directors in 2008:

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
James Jensen	$61,140	$55,600	$116,740
Perry Meyer	36,645	46,000	82,645
Duane Lambrecht	34,440	42,400	76,840
Paul Erick	43,850	0	43,850
Rosemary Dittrich	35,175	40,400	75,575
Mary Ellen Domeier	39,585	0	39,585
Gary Nelson	41,790	55,600	97,390

(1)

The amount listed in the All Other Compensation column represents the change in the non-employee director compensation policy value accruing to each director as a result of the Company’s change in director compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 31, 2009, by (a) each person known by us to own beneficially five percent (5%) or more of our common stock (“five percent shareholders”), (b) each director and nominee for director, (c) each executive officer, and (d) all directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Ruth B. Wines, Trustee of the Ralph K. Wines & Ruth B. Wines Family Trust 216 Apolena, Newport Beach, California	274,320	5.4%
Bill Otis (3)	206,477	4.0
Gary Nelson (4)	34,509	*
James Jensen (5)	16,743	*
Perry Meyer	12,000	*
Rosemary Dittrich (6)	14,470	*
Barbara Bornhoft	2,100	*
Mary Ellen Domeier (7)	2,220	*
Duane Lambrecht (8)	1,150	*
Dennis Miller	500	*
Paul Erick	100	*
Nancy Blankenhagen	90	*
All nominees, directors and officers as a group (11 persons) (9)	290,359	5.7%

* Represents less than 1.0%
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is c/o New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

(2)	Percentage of beneficial ownership is based on 5,115,435 shares outstanding as of March 31, 2009.
(3)	Of Mr. Otis’ shares, 155,247 shares are pledged to a financial institution for Mr. Otis’ indebtedness.
(4)	Includes 4,509 shares owned by Mr. Nelson’s spouse.
(5)	Includes 3,654 shares owned by Mr. Jensen’s spouse.
(6)	Includes 4,970 shares owned by Ms. Dittrich’s spouse.
(7)	Includes 370 shares owned by Ms. Domeier’s spouse.
(8)	Includes 250 shares owned by Mr. Lambrecht’s spouse.
(9)	Includes 13,753 shares owned by the spouses of directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table shows compensation paid to or earned by the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer (the “Named Executive Officers”) during 2008. For more information regarding the Company’s salary policies and executive compensation plans, please review the information under the caption “Report of Compensation Committee on Executive Compensation,” on page 13.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(a)	Total ($)

Bill Otis	2008	233,907	0	46,744	15,929	296,580
President and Chief Executive Officer	2007	202,340	0	58,237	15,750	276,327

Barbara Bornhoft	2008	136,548	5,000	20,549	11,577	173,674
Vice President/Chief	2007	125,406	0	26,879	9,975	162,260
Operating Officer and
Corporate Secretary

Nancy Blankenhagen	2008	91,884	0	14,021	7,641	113,546
Chief Financial Officer	2007	80,354	0	17,494	6,227	104,075

(a)	Represents contributions made by the Company under its 401(k) plan.

Grants of Plan-Based Awards in 2008

The following table sets forth certain information concerning the plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2008 under the 2006 Management Incentive Plan as amended:

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Bill Otis	3/25/2008	22,500	45,000	90,000

Barbara Bornhoft	3/25/2008	9,893	19,785	39,570

Nancy Blankenhagen	3/25/2008	6,750	13,500	27,000

(1)

Represents awards that may have been earned by the Named Executive Officers under the Company’s 2006 Management Incentive Plan as amended. For the actual award amounts earned and paid under these plans, please see the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” For explanation of this plan, refer to the description on pages 10 - 13 of this proxy statement under the heading “Compensation Discussion and Analysis - Cash-Based Incentive Compensation.”

Options and Warrants

The Company did not issue any options or warrants during 2008, and at December 31, 2008, had no options or warrants outstanding.

Employment Agreements

Mr. Otis and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $170,000 and will be awarded incentive compensation under the New Ulm Telecom Management Incentive Plan, in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary of Mr. Otis for 2009 has been set at $250,000. The target incentive for Mr. Otis is 20% of base salary. The maximum incentive award payable under the plan is 40% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Mr. Otis employment by the Company without cause or by Mr. Otis for good reason, Mr. Otis will receive 24 months of base salary at the annualized rate of pay at termination. Upon a change in control transaction and if the employment of Mr. Otis is terminated by the Company without cause or by Mr. Otis for good reason within 12 months of the change in control transaction, Mr. Otis will receive a lump sum payment equal to 24 months of base salary at the annualized rate of pay at termination, which would have been equal to $450,000 at December 31, 2008.

Ms. Bornhoft and the Company entered into an employment agreement in July 2006 that provided for an annual base salary of no less than $110,000 and will be awarded incentive compensation under the New Ulm Telecom Management Incentive Plan, in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary for Ms. Bornhoft for 2009 has been set at $147,000. The target incentive for Ms. Bornhoft is 15% of base salary. The maximum incentive award payable under the plan is 30% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. Upon termination of Ms. Bornhoft’s employment by the Company without cause or by Ms. Bornhoft for good reason, Ms. Bornhoft will receive 12 months of base salary at the annualized rate of pay at termination. Upon a change in control transaction and if Ms. Bornhoft is terminated without cause or by Ms. Bornhoft for good reason within 12 months of the change in control transaction, Ms. Bornhoft will receive a lump sum payment equal to 12 months of base salary at the annualized rate of pay at termination, which would have been equal to $131,900 at December 31, 2008.

COMPENSATION DISCUSSION AND ANYALYSIS

The Compensation Committee, which is comprised solely of Independent Directors, is responsible for evaluating and monitoring the Company’s general compensation policies and compensation plans, as well as the specific compensation levels for executive officers, including our Chief Executive Officer. The Compensation Committee reviews and recommends annual base salary levels and annual cash award opportunity levels for each Named Executive Officer to the Board of Directors.

General Compensation Philosophy

Under the supervision of the Board of Directors, the compensation philosophy is designed to attract and retain well-qualified executive talent, to tie annual cash incentives to achievement of measurable corporate performance objectives and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee implemented and maintains a compensation plan that ties a significant portion of an executive’s overall compensation to the Company’s financial performance. Overall, the total compensation opportunity is intended to create an executive compensation program that is set competitively compared to similar-sized companies, particularly telecommunication companies.

Each executive officer’s compensation package is generally comprised of three elements:

•	Base salary, which reflects an individual’s qualifications, scope of responsibilities, experience level, expertise, performance, and impact on the Company’s financial results;

•	Cash-based incentive compensation tied to measurable targets of the Company’s overall success; and

•	The Company’s qualified 401(k) plan in which the executives participate along with all other Company employees.

The executive officers were not present during, and did not participate in, deliberations or decisions involving their own compensation during 2008. While executive officers do not play a role in setting their own compensation, the Company’s Chief Executive Officer does make recommendations concerning individual performance of other executive officers to the Compensation Committee.

Base Salary

The level of base salary is established primarily on the basis of an executive’s qualifications and relevant experience, the scope of his or her responsibilities, the strategic goals that he or she manages, the compensation levels of executive officers at similar-sized companies, particularly telecommunications companies, the relationship between the executive’s performance and the Company’s results, and market rates of compensation required to retain qualified management. The Company believes that executive base salaries should be competitive with salaries at similar-sized companies. The Compensation Committee reviews the base salary of each executive annually and makes recommendations to the Board of Directors as to any adjustments in base salary to take into account the individual’s performance, any changes in responsibility, and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

The Company engaged an outside consultant in 2005 to advise the Company in its development of an Employee Incentive Plan for employees other than executive officers and a Management Incentive Plan for its executive officers. Both plans were implemented in 2006. Payments on each plan were based on achievement of objectives of measurable corporate performance, with financial and customer related targets. The financial targets were achievement of specified certain operating revenue and net income based upon the Company’s budget, while the customer service targets were based upon several factors, including (i) “uptime” (the amount of time that the Company’s phone, cable and internet services were available to customers) and restoration time (the ability of the Company to restore service when an interruption occurs), (ii) customer retention and (iii) customer service (derived from customer service data).

The executive officers’ potential awards under the 2006 Management Incentive Plan as amended and in effect in 2008 were as follows:

Position	Target Award	Maximum Award
Chief Executive Officer	20% of base salary	40% of base salary
Chief Operating Officer	15% of base salary	30% of base salary
Chief Financial Officer	15% of base salary	30% of base salary

The award formula was weighted according to each of the percentages listed below.

Net Income	60%
Operating Revenue	25%
Customer Service	15%
Total	100%

On March 31, 2009, the Compensation Committee recommended and Board of Directors approved the payments of awards under the Plan of $46,744 to Mr. Otis, $20,549 to Ms. Bornhoft and $14,021 to Ms. Blankenhagen for achievement of 100.0% of net income, 103.1% of operating revenue and 100.0% customer service. The Company expects to make these payments in April 2009.

The formulas used for operating revenue and customer service were the same as approved by the Board of Directors in early 2008. The net income factor used for determining that portion of the award was adjusted to eliminate the effects on net income of (i) the non-cash impairment charge of $2,291,000 related to its Hutchinson Telephone Company subsidiary, as determined under FASB 142; and (ii) the Company’s October 28, 2008 adoption of a new non-employee director compensation plan and the accrual of retirement payments under this director plan. The Board of Directors determined that it was appropriate to make this adjustment to the net income factor to fairly reflect the Company’s performance in 2008.

The Company will continue the Management Incentive Plan in 2009 based upon similar factors and the same performance ratios. Potential payouts under the Plan are set forth below.

Grants of Plan-Based Awards in 2009

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ending December 31, 2009, based upon the operation of the 2006 Management Incentive Plan as amended described above.

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Bill Otis	25,000	50,000	100,000

Barbara Bornhoft	11,025	22,050	44,100

Nancy Blankenhagen	7,500	15,000	30,000

Other Compensation Programs

New Ulm Telecom, Inc. has a qualified 401(k) Retirement Savings Plan (“Retirement Plan”). All of the Named Executive Officers, along with other employees who made contributions into the Retirement Plan, received matching contributions of 50% of every dollar up to 6% of all eligible employee contributions. In addition, the Company made a discretionary, profit sharing contribution of 4% for 2008 to all Retirement Plan participants’ accounts in the first quarter of 2009. The purpose of the Company’s matching contributions into the Retirement Plan is to encourage employees to participate in their own retirement savings and to provide another competitive recruiting tool to attract and retain employees.

Elements of Post-Termination Compensation

As noted above under “Employment Agreements,” our Employment Agreements with Bill Otis and Barbara Bornhoft contain change in control provisions. The Compensation Committee believes that severance and change in control arrangements for these Named Executive Officers aid in the recruitment and retention of executive officers and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction.

New Ulm Telecom, Inc. does not grant stock awards and does not have any pension plans or any nonqualified deferred compensation plans for its executive officers or employees.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The compensation program for the Chief Executive Officer and the Board of Directors is the responsibility of the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised entirely of independent members of the Board. The Committee oversees New Ulm Telecom, Inc.’s compensation and establishes the principles and strategies that guide the design of compensation plans and benefit programs for all employees within New Ulm Telecom, Inc., and makes its recommendations to the Board of Directors. In 2008, the Committee was comprised of three directors: Mr. Meyer, Mr. Lambrecht and Ms. Dittrich. Mr. Meyer is the Chair of the Committee.

          The following discussion describes New Ulm Telecom, Inc.’s approach to executive compensation. The Committee retains the right to consider factors other than those set forth below in setting executive compensation levels for individual officers.

          The 2008 salary program consisted of two elements: an annual base salary and a cash award under a Management Incentive Plan. The purpose of the Plan was to reward key executives for the long-term success of the Company, and to assist in the recruitment and retention of key executives. The Plan was also used to link total executive compensation to New Ulm Telecom, Inc.’s financial performance. Overall, the philosophy for the executive compensation program is to pay competitively compared to similar-sized companies, particularly telecommunications companies.

          When setting its recommendations as to annual base salaries and making awards under the incentive plan, the Compensation Committee considers Company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

          The Committee worked with a consultant to develop the Management Incentive Plan. This plan was effective beginning in the year 2006. The purpose of the Management Incentive Plan is to enable New Ulm Telecom, Inc. to motivate its executive officers to achieve key financial and strategic objectives.

          In reviewing the Chief Executive Officer’s 2008 performance, the Committee determined that Mr. Otis’ total compensation package was in alignment with the Company’s performance in 2008. The Committee also reviewed the compensation levels of executives in comparable companies, and determined that Mr. Otis’ compensation was competitive within the industry. In addition, the Committee believes that New Ulm Telecom, Inc.’s compensation practices and compensation philosophy align executive interests with those of its shareholders by linking total executive compensation to New Ulm Telecom, Inc.’s financial performance.

          The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Perry Meyer, Chair
Rosemary Dittrich
Duane Lambrecht

REPORT OF AUDIT COMMITTEE

          The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Committee operates under a written charter adopted by the Board of Directors.

          In addition to its other duties described in the Committee’s Charter, the Audit Committee has:

•	Reviewed and discussed with the Company’s management and the independent auditors, the audited financial statements as of December 31, 2008 and for the year then ended;
•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees;
•

Received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and discussed with them their independence.

          Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2008 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

          Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

Submitted by the Audit Committee of the Board of Directors

Paul Erick, Chair
Mary Ellen Domeier
Gary Nelson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          It is the Company’s policy that all proposed transactions by the Company with directors, officers, five percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

PROPOSAL NO. 2 – AMENDMENT TO ARTICLE IV TO PROVIDE THAT THE
NUMBER OF DIRECTORS ON THE BOARD SHALL BE NO FEWER THAN SEVEN, BUT NO
MORE THAN NINE.

Background Information

          In 2000, the shareholders of the Company approved an amendment to Article IV of the Articles of Incorporation of the Company that related to the number of directors who would serve on the Board, reducing over time from nine directors to seven directors. Prior to the 2000 Amendment, the Company’s Board was comprised of nine memebers.

Reasons for Amendment

          Currently, the Board is made up of seven directors who serve rotating three year terms. The Company believes the current Board size of seven directors has effectively served its shareholders. The Board recognizes, however, that there may be future needs that would require an increase in the number of directors serving on the Board. Therefore, the Board has determined that it is prudent to provide flexibility in its number of directors in order to meet possible future needs. The Board believes that a range of the number of directors serving from seven to nine would provide this flexibility, at the same time maintaining an effective and efficient Board group.

          Any additional directors above the current seven would be added to the Board in accordance with the Company’s Articles, By-laws and Minnesota corporate law. The Board of Directors has no current intention to add additional members to the Board of Directors.

Effect of Amendment

          If the Proposed Amendment is approved, its effect will be to provide the Company with the ability to proactively meet future directorship needs.

Text of Amendment

          The Proposed Amendment would be accomplished by amending Article IV to read in its entirety as follows:

Article IV

          The government of said corporation for the management of its affairs shall be vested in a Board of Directors, who shall be stockholders. The number of directors shall be no fewer than seven (7) but no more than nine (9), based on need as determined by the Board. The directors shall be elected to office at the Annual Meeting of the Shareholders of the corporation to be held in New Ulm, Minnesota, or at such other place as designated by a Resolution of the Board of Directors during the month of May in each year.

          Each director shall be elected to office for a term of three (3) years and shall continue to serve until the director’s successor has been duly elected and qualified. Any vacancy that may occur shall be filled by appointment by the Board until the next Annual Meeting at which time a director will be elected by the stockholders to fill the un-expired term.

          Any action required or permitted to be taken at the meeting of the Board of Directors, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting the Board at which all directors were present.

Vote Required

          To be approved, Proposal No. 2 must receive the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock that would constitute a quorum for transacting business at the Annual Meeting.

          The Board of Directors has unanimously adopted a resolution approving the Proposed Amendment and has directed that this matter be submitted to the shareholders for their consideration.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION.

PROPOSAL NO. 3 – AMENDMENT TO ARTICLE V OF THE COMPANY’S ARTICLES
OF INCORPORATION CONCERNING DIRECTOR LIABILITY TO UPDATE TO
REFERENCE THE CURRENT STATUTES.

Background Information and Reasons for Amendment

          Currently, Article V of the Articles of Incorporation makes reference to outdated Minnesota Statutes. The amendment to Article V will provide the necessary update to make reference to current Minnesota Statutes.

Effect of Amendment

          If the Proposed Amendment is approved, its effect will be to reference correct Minnesota Statutes in regards to director liability. Other than correcting and updating these references, the Amendment would not affect any substantive changes to the Company’s articles.

Text of Amendment

          The Proposed Amendment would be accomplished by amending Article V to read in its entirety as follows:

Article V

          No Director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such Director as a director; provided, however, that this Article shall not eliminate or limit the liability of a Director to the extent provided by applicable law:

(a)	For any breach of the Director’s duty of loyalty to the Corporation or its shareholders;

(b)	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	Under Section 302A.559, 80A.76 or 80A.77 of the Minnesota Statutes;

(d)	For any transaction from which the Director derived an improper personal benefit; or

(e)	For any act or omission occurring prior to the effective date of this Article.

No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

Vote Required

          To be approved, Proposal No. 3 must receive the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock that would constitute a quorum for transacting business at the Annual Meeting.

          The Board of Directors has unanimously adopted a resolution approving the Proposed Amendment and has directed that this matter be submitted to the shareholders for their consideration.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO ARTICLE V OF THE ARTICLES OF INCORPORATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

          The Audit Committee of the Board of Directors has appointed Olsen, Thielen & Co., Ltd. as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008. On June 24, 2008, New Ulm Telecom, Inc. announced that it was replacing its prior auditor, Kiesling Associates, LLP with Olsen, Thielen & Co., Ltd. A full discussion is contained in the Company’s Form 8-K filed on June 27, 2008 and in the Company’s Form 10-K for the year ended December 31, 2008.

          Representatives of Olsen, Thielen & Co., Ltd. are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

          The following is a summary of fees billed by Olsen, Thielen & Co., Ltd. for professional services rendered for the year ended 2008 and a summary of fees billed by Kiesling Associates LLP for professional services rendered for the year ended December 31, 2007.

Fee Category	Olsen, Thielen 2008 Fees	Kiesling 2008 Fees	Kiesling 2007 Fees
Audit Fees	$150,160	$14,100	$120,899
Audit - Related Fees	—	—	—
Tax Fees	24,861	—	—
All Other Fees	35,868	—	—
Total Fees	$210,889	$14,100	$120,899

Audit Fees

          Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

          Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed for 2008 or 2007.

Tax Fees

          Consists of fees billed for professional services for tax compliance and tax advice. The tax fees for 2008 were for the completion of the Hutchinson Telephone Company (HTC) tax return for 2007 that was completed after the acquisition of HTC by New Ulm Telecom, Inc. on January 4, 2008. There were no tax fees billed for 2007 by the Company’s Independent Registered Public Accounting Firm.

All Other Fees

          Consists of fees for products and services other than the services reported above. The fees billed for all other services paid in 2008 consisted primarily of charges related to services rendered for 2007 activities for HTC prior to the acquisition and general regulatory assistance. There were no other fees billed for 2007 by the Company’s Independent Registered Public Accounting Firm. The Company typically does not engage its current Independent Registered Public Accounting firm directly for other fees or services.

Independence

          The Audit Committee of the Board of Directors has determined that the provision of the services described above is compatible with maintaining the principal registered public accounting firms’ independence.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

          As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firms’ independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. The Audit Committee pre-approved all of the services the Company received from Kiesling Associates LLP and Olsen, Thielen & Co., Ltd. during the year ended December 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Company’s officers, directors and beneficial owners of more than 5% of the Company’s common stock are required to file reports of their beneficial ownership with the Securities and Exchange Commission. Based on the Company’s review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2008, executive officers and directors of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) to report their beneficial ownership on a timely basis.

ANNUAL REPORT ON FORM 10-K

          Upon written request to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota, 56073, Attention: President, the Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission, to any person whose proxy is being solicited. The Annual Report on Form 10-K can also be found on the Company’s website at www.nutelecom.net.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

          The Company intends to hold its 2010 Annual Meeting of Shareholders on or about May 27, 2010, and anticipates mailing its materials on or about April 9, 2010. If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2010 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the principal executive offices of the Company at 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention Bill Otis, no later than December 12, 2009. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2010 Annual Meeting of Shareholders after February 23, 2010, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING

          The Proxy Statement, Proxy Form and Annual Report on Form 10-K are available at www.proxyvote.com.

OTHER MATTERS

          The management of the Company is unaware of any other matters that are to be presented for action at the annual meeting. Should any other matter properly come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 13, 2009

NEW ULM TELECOM, INC.
27 NORTH MINNESOTA STREET
NEW ULM, MN 56073

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit the voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit the voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have the proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to New Ulm Telecom, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MEETING ATTENDANCE
If it is your intention to attend the meeting in person, you can vote using an above option or you can bring the card with you to the meeting.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by New Ulm Telecom, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11277	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW ULM TELECOM, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board recommends voting FOR proposals 1, 2 and 3.

Proposal 1 -	To elect three directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2012, or until his/her successor is elected and qualified.		O	O	O

Nominees:

	01)	Rosemary Dittrich
	02)	Mary Ellen Domeier
	03)	Dennis Miller
			For	Against	Abstain		For	Against	Abstain

Proposal 2 - To approve an amendment to Article IV of the Company’s Articles of Incorporation to provide that the number of directors on the Board shall be no fewer than seven, but no more than nine.			O	O	O	Proposal 3 - To approve an amendment to Article V of the Company’s Articles of Incorporation regarding director liability to update the language to refer to current statutes.	O	O	O

For address changes or comments, please check this box and write them on the back where indicated.					O

Please indicate if you plan to attend this meeting.			O	O

			Yes	No

Please mark, sign and date and return promptly in the enclosed, pre-addressed envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

M11278

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, MN 56073 (507)
354-4111

The undersigned hereby appoints Paul Erick, James Jensen, Duane Lambrecht, Perry Meyer and Gary Nelson, or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in New Ulm Telecom, Inc. at the Annual Meeting of Shareholders to be held on May 28, 2009 at 10:00 a.m. at Turner Hall, located at 102 South State Street, New Ulm, Minnesota and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR THE ITEMS ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ITEMS ON THE REVERSE SIDE. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side